SECURITIES AND EXCHANGE COMMISSION



                         Washington, DC  20549


                              Form 8-K

                           CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchang Act of 1934

Date of Report (Date of earliest event reported)     December 30, 1996
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                                WesBanco, Inc.
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              (Exact name of registrant as specified in its charter)


    West Virginia                    0-8467             55-0571723
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(State or other jurisdiction      (Commission         (IRS Employer
of incorporation)                  File Number)        Identification No.)


  1 Bank Plaza, Wheeling, WV                          26003
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(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code   (304) 234-9000
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Former name or former address, if changed since last report Not Applicable
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



Item 5 - Other Events

     On December 30, 1996, WesBanco, Inc. consummated the acquisition of Vandalia National Corporation ("Vandalia") through a statutory merger of Vandalia and its wholly-owned subsidiary, the National Bank of West Virginia, with WesBanco affiliated companies. This acquisition was effected through an exchange of stock or, at shareholder's election, cash of the Registrant. Also, holders of Vandalia warrants convertible to Vandalia common stock received cash of the Registrant. The Registrant has registered 360,186 common shares for the exchange of stock, but with cash elections, the total number of shares issued totaled 349,313 with respect to this acquisition.
The acquisition is more fully described in a Registration Statement filed with respect to the registration of the shares under Registration Statement No. 333-11461, which is incorporated herein by reference.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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         Exhibits - Incorporated herein by reference is Registrant's
Prospectus/Proxy Statement effective November 8, 1996, used in connection with Registration Number 333-11461.

     20 - Press release dated December 31, 1996, regarding the consummation of the acquisition of Vandalia National Corporation by WesBanco, Inc.


                                Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WesBanco, Inc.
                                         -----------------
                                         (Registrant)



January 8, 1997                          /s/ Edward M. George
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      Date                               Edward M. George
                                         President & Chief Executive Officer